UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

Zumiez Inc.

(Exact name of registrant as specified in its charter)

Washington	000-51300	91-1040022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 204th Street SW, Lynnwood, WA 98036
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (425) 551-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZUMZ	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Departure of Director

Effective as of June 6, 2020, Mr. James M. Weber has resigned from the Board of Directors of Zumiez Inc. (the “Company”). His decision to resign is not the result of any disagreement with the Company or its management, but was for personal reasons.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Zumiez Inc. (the “Company”) held its Annual Meeting of Shareholders on June 3, 2020. The shareholders of the Company voted on three proposals. The proposals are described in detail in the Company’s definitive proxy statement dated April 24, 2020 (the “Proxy Statement”). The final results for the votes regarding each proposal are set forth below.

Proposal Number One: Shareholders elected Thomas D. Campion, Sarah G. McCoy, Ernest R. Johnson and Liliana Gil Valletta as directors to each serve a three-year term until the 20203 Annual Meeting of Shareholders. The results of the vote were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Thomas D. Campion	21,111,378	737,631	1,244	721,978
Sarah G. McCoy	21,620,510	226,154	3,589	721,978
Ernest R. Johnson	21,832,616	13,817	3,820	721,978
Liliana Gil Valletta	21,833,537	13,105	3,611	721,978

Proposal Number Two: Shareholders approved, on an advisory bases, the compensation of the Company’s named executive officers. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
21,483,224	361,807	5,222	721,978

Proposal Number Three: Shareholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021. The results of the vote were as follows:

For	Against	Abstain
22,462,362	103,608	6,261

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.

Dated: June 5, 2020	By:	/s/ Chris Visser
Chris K. Visser
Chief Legal Officer & Secretary